Exhibit 5.1

SALAVERRI•DELLATORRE•BURGIO & WETZLER MALBRÁN

City of Buenos Aires, November 23, 2015

Pampa Energía S.A.

Ortiz de Ocampo 3302, Building 4

City of Buenos Aires (C1425DSN)

Argentina

Ladies and Gentlemen:

                We have acted as legal advisers of Pampa Energía S.A. (the “Company”), a corporation organized under the laws of the Republic of Argentina (“Argentina”), in connection with the offer and sale by (i) Mindlin Warrants S.A., a corporation formed under the laws of the Republic of Uruguay, wholly-owned by Marcelo Mindlin, (ii) DM Warrants S.A., a corporation formed under the laws of the Republic of Uruguay, wholly-owned by Damián Mindlin, (iii) GMA Warrants S.A., a corporation formed under the laws of the Republic of Uruguay, wholly-owned by Gustavo Mariani, and (iv) RT Warrants S.A., a corporation formed under the laws of the Republic of Uruguay, wholly-owned by Ricardo Torres (collectively the “Selling Shareholders”) of American Depositary Shares, each representing twenty five (25) newly issued common shares of the Company, par value one Argentine Peso ($1), in accordance with the underwriting agreement (the “Underwriting Agreement”) to be entered into among the Company, the Selling Shareholders and the underwriter named therein.

Terms not defined herein shall have the meaning ascribed to them in the Company’s Registration Statement on Form, filed with the Securities and Exchange Commission on November 23, 2015 (as amended, the “Registration Statement”) and in the Prospectus Supplement filed with the filed with the Securities and Exchange Commission on November 23, 2015 (as amended, the “Prospectus Supplement”).

                In such capacity, we have examined and/or relied upon such documents as we have considered necessary for the purpose of giving this opinion, including copies of the following documents:

                (i) a final draft of the Underwriting Agreement;

                (ii) a copy of the Registration Statement;

(iii) a copy of the Prospectus Supplement;

(iv) a copy of the Warrants Agreements; and

                (iii) such other documents, corporate records and certificates of officers of the Company as we may have deemed necessary for the purpose of this opinion.

                In giving this opinion we have assumed that:

                (i) all documents submitted to us as facsimile or copy or specimen documents conform to their originals;

                (ii) the signatures on the originals, certified copies or copies of all documents submitted to us are genuine;

                (iii) all documents submitted to us as originals are authentic; and

Libertador 602, piso 3 (C1001ABT) │ Buenos Aires │ Argentina Tel. (54-11) 5236-0700 │ Fax. (54-11) 4315-1178 www.esalaverri.com

Exhibit 5.1

SALAVERRI•DELLATORRE•BURGIO & WETZLER MALBRÁN

                (iv) that all documents have been validly authorized, executed and delivered by all of the parties thereto (other than the Company).

                We have not made any investigation of the laws of any jurisdiction outside Argentina and this opinion is given solely in respect of the laws of Argentina, as of the date hereof and not in respect of any other law. In particular we have made no independent investigation of the laws of the State of New York or of any other jurisdiction as a basis for the opinions stated herein and do not express or imply any opinion on such laws.

                As to factual matters, we have relied upon the representations and warranties made in the Underwriting Agreement by the Company and on certificates, documents and oral or written information of the Company provided to us by officers of the Company on behalf of the Company.

                Based on the above assumptions, we are of the opinion that the common shares to be issued by the Company and sold by the Selling Shareholders are duly and validly authorized and, when legally issued and fully paid for, pursuant to the terms of the Underwriting Agreement, will be non-assessable.

                This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter.

                We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the captions "Validity of Securities" and “Enforceability of Civil Liabilities" in the Registration Statement.

                Very truly yours,

             /s/Diego Salaverri               i

Diego Salaverri

Salaverri, Dellatorre, Burgio & Wetzler Malbran

Libertador 602, piso 3 (C1001ABT) ¦ Buenos Aires ¦ Argentina Tel. (54-11) 5236-0700 ¦ Fax. (54-11) 4315-1178 www.esalaverri.com

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